MAC

MAC ACCOUNTING GROUP, LLP

CERTIFIED PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS

FARMHOUSE, INC.

WE HEREBY CONSENT TO THE USE OF OUR REPORT ON THE CONSOLIDATED BALANCE SHEETS OF FARMHOUSE, INC. AND SUBSIDIARIES AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018, THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, CONSOLIDATED CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT), AND CONSOLIDATED CASH FLOWS FOR THE YEARS THEN ENDED, AND THE RELATED NOTES, INCLUDED HEREIN AND TO THE REFERENCE TO OUR FIRM UNDER THE HEADING "INTERESTS OF NAMED EXPERTS AND COUNSEL" IN THE REGISTRATION STATEMENT.

MAC ACCOUNTING GROUP, LLP

MIDVALE, UTAH

OCTOBER 7, 2020

WWW.MACACCOUNTINGGROUP.COM

1070 MECHAM LANE, MIDVALE, UTAH 84047

801.414.3664